UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2021

PROLOGIS, INC.
PROLOGIS, L.P.
(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)
(415)
394-9000
(Registrants’ Telephone Number, including Area Code):
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.
On April 15, 2021, Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”) terminated the Amended and Restated Senior Term Loan Agreement dated as of May 4, 2017 (the “Senior Term Loan Agreement”) among the Operating Partnership, Prologis, Inc., a Maryland corporation, various affiliates of the Operating Partnership, various lenders, and Bank of America, N.A., as administrative agent. The Senior Term Loan Agreement was scheduled to terminate by its terms on May 4, 2021 and was terminated in advance of its scheduled maturity in connection with the entry into the Global Senior Credit Agreement dated as of April 15, 2021 among the Operating Partnership, various affiliates of the Operating Partnership, various lenders, and Bank of America, N.A., as global administrative agent. The Senior Term Loan Agreement contained representations, covenants and defaults similar to the corresponding provisions of the other major unsecured credit facilities of the Operating Partnership. Pricing under the Senior Term Loan Agreement, including the spread over LIBOR, varied based upon the public debt ratings of the Operating Partnership as in effect from time to time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: April 20, 2021	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Senior Vice President, Associate General Counsel

PROLOGIS, L.P.
By: Prologis, Inc.,
its General Partner

Date: April 20, 2021	By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Senior Vice President, Associate General Counsel